Exhibit 23.2


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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Household International, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 relating to the registration of shares of Household International, Inc. common stock to be issued under the Beneficial Employee Stock Purchase Plan to be filed with the Securities and Exchange Commission on or about July 1, 1998, of our report dated January 21, 1998, included in Household International, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.



                                        /s/ Arthur Andersen LLP
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Chicago, Illinois,
July 1, 1998